                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 3 to Registration Statement No. 333-98301 of Buffets, Inc. of our report dated August 30, 2002, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Selected Historical Consolidated Financial Data" and "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota


December 9, 2002